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                                                          Exhibit 23.3

I hereby consent to the use of my name as a director to be elected upon consummation of the initial public offering of Marine Max, Inc.

                                       /s/ R. David Thomas
                                       ------------------------------
                                       R. David Thomas
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                                                          Exhibit 23.3

I hereby consent to the use of my name as a director to be elected upon consummation of the initial public offering of Marine Max, Inc.

                                       /s/ Stewart Turley
                                       ------------------------------
                                       Stewart Turley